United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2015

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 27, 2015, Huttig Building Products, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. The five matters set forth below were voted on and approved by the stockholders at the 2015 Annual Meeting. The voting results for each matter are as set forth below.

1. The election of two directors to serve terms expiring in 2018:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Donald L. Glass	14,651,555	305,726	3,668,820
Delbert H. Tanner	14,651,254	306,027	3,668,820

2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
14,273,343	361,706	322,232	3,668,820

3. To approve the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
12,683,277	1,963,373	310,631	3,668,820

4. To approve the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
12,644,463	1,984,786	328,032	3,668,820

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015:

Votes Cast For	Votes Cast Against	Votes Abstained
18,435,640	169,028	21,433

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 29, 2015	By:	/s/ PHILIP W. KEIPP
Philip W. Keipp
Vice President, Chief Financial Officer and Secretary